CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Proffitt's, Inc. on Form S-8 of our report dated April 26, 1996 on our audit of the financial statements of the Proffitt's, Inc. Employee Stock Purchase Plan as of January 31, 1996 and for the year then ended included in this report on Form 10-K/A

                                 /s/ Coopers & Lybrand L.L.P.

                               COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
April 30, 1996